EXHIBIT 10.3

Execution Version

WAIVER AND CONSENT

This WAIVER AND CONSENT (this “Waiver and Consent”), dated as of November 4 2013, is being delivered by the undersigned, C Media Limited (“C Media”), in its capacity as holder of all of the issued and outstanding shares of the Series D 4% Convertible Preferred Stock (the “Series D Shares”) of YOU On Demand Holdings, Inc. (the “Company”).

WHEREAS, C Media and the Company are parties to that certain Series D Preferred Stock Purchase Agreement, dated as of July 5, 2013, as amended as of November 4 2013 (the “Series D SPA”), pursuant to which C Media purchased Series D Shares in the “Series D Closing”;

WHEREAS, designations, powers and preferences of Series D Shares are set forth in a Series D Certificate of Designation filed with the Secretary of State of the State of Nevada on July 5, 2013 (the “Certificate of Designation”);

WHEREAS, C Media and the Company have agreed that, on or around November 4, 2013, C Media will contribute funds in the amount of $2,000,000 to the Company (the “Bridge Financing”) in consideration for the issuance by the Company to C Media of a convertible promissory note (the “Bridge Note”); and

WHEREAS, in connection with, and contingent upon consummation of, the Bridge Financing, C Media has agreed to waive certain of its rights, and consent to certain actions, under the terms of the Certificate of Designation as hereinafter set forth.  Capitalized terms used but not defined herein have the meanings assigned to them in the Series D SPA.

1.            C Media hereby (a) waives the right to redeem Series D Shares issued to it pursuant to the Series D SPA beginning as of October 31, 2013, and (b) consents to change the date first set forth in Section 8 of the Certificate of Designation to the Revised E Outside Date, or, to the extent C Media exercises the Further Extension Option, the Second Revised E Outside Date.

2.            C Media hereby consents to (a) the issuance of the Bridge Note and (b) the subsequent issuance of Series D Shares upon conversion thereof, as applicable, at C Media’s option, subject to the terms of the Bridge Note.

3.            By delivering this Waiver and Consent, C Media is not waiving any other rights, or future application of any rights, available under the Certificate of Designation with respect to the Series D Shares held by C Media.

4.            This Waiver and Consent shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law provision or rule (whether the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent as of the date first written above.

C MEDIA

C Media Limited

By:
Name:
Title:

[Signature Page to Certificate of Designation Waiver]